Exhibit 10.41

LIONS GATE ENTERTAINMENT CORP.
2019 PERFORMANCE INCENTIVE PLAN
SHARE APPRECIATION RIGHTS AWARD AGREEMENT

THIS SHARE APPRECIATION RIGHTS AWARD AGREEMENT (this “Award Agreement”) dated ____________________, by and between LIONS GATE ENTERTAINMENT CORP., a company recognized under the laws of the Province of British Columbia (the “Corporation”), and ____________________ (the “Participant”), evidences the award (the “Award”) granted by the Corporation to the Participant of the number of share appreciation rights (the “SARs”) set forth below with respect to the Corporation’s Class B non-voting common shares (the “Class B Common Shares”).

Number of SARs:	Base Price per SAR: [1]
Award Date:	Expiration Date: 1,
Vesting[1,2] [The Award shall become vested as to one-third of the total number of SARs subject to the Award on each of the first, second and third anniversaries of the Award Date.]

The Award is granted under the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan (the “Plan”), and subject to the Terms and Conditions of Share Appreciation Rights (the “Terms”) attached to this Award Agreement (incorporated herein by this reference) and to the Plan. The Award is in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Award set forth herein. The Participant acknowledges receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

[The Award has been granted to the Participant in complete fulfillment of the Corporation’s obligations to grant time-based share appreciation rights under the provisions of [Section ___] of the Participant’s written employment agreement with the Corporation or one of its Subsidiaries.]

“Participant”		Lions Gate Entertainment Corp.

Signature:	_________________________	By:	_________________________
Print Name:	_________________________	Name:	_________________________
		Title:	_________________________

Consent of Spouse

In consideration of the Corporation’s execution of this Award Agreement, the undersigned spouse of the Participant agrees to be bound by all of the terms and provisions hereof and of the Plan.

Signature of Spouse:	_________________________
Print Name:	_________________________
Date:	_________________________

1
OMM_US:75867595.2

TERMS AND CONDITIONS OF SHARE APPRECIATION RIGHTS

1.	Vesting; Limits on Exercise.

The Award shall vest and become exercisable in percentage installments of the aggregate number of SARs subject to the Award as set forth on the cover page of this Award Agreement. The SARs may be exercised only to the extent the SARs are vested and exercisable.

•
Cumulative Exercisability. To the extent that the SARs are vested and exercisable, the Participant has the right to exercise the SARs (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the SARs.

•	No Fractional SARs. Fractional SARs shall be disregarded, but may be cumulated.

•
Minimum Exercise. No fewer than 100 SARs (subject to adjustment under Section 7.1 of the Plan) may be exercised at any one time, unless the number exercised is the total number at the time exercisable under the Award.

2.	Continuance of Employment/Service Required; No Employment/Service Commitment.

The vesting schedule applicable to the Award requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award (with the exception of any acceleration provisions provided for in Participant’s most recently executed employment agreement then in effect, if any and to the extent applicable to the Award) and the rights and benefits under this Award Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services, as provided in Section 4 below or under the Plan.

Nothing contained in this Award Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Participant’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

3.	Exercise and Payment of SARs.

3.1    Method of Exercise. The SARs shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of a written notice stating the number of SARs to be exercised pursuant to the Award or by the completion of such other administrative exercise procedures as the Administrator may require from time to time.

3.2    Payment of SARs.

(A)    Amount. Upon the exercise of the SARs and the attendant surrender of an exercisable portion of the Award, the Participant will be entitled to receive payment of an amount for each SAR being exercised (subject to the tax withholding provisions of Section 3.3) equal to the difference (but not less than zero) obtained by subtracting the Base Price per SAR from the fair market value (determined in accordance with the applicable provisions of the Plan) of a Class B Common Share of the Corporation as of the date of exercise (the “Exercise Date”).

(B)    Form of Payment. The aggregate amount payable pursuant to Section 3.2(A) with respect to a particular Exercise Date will be paid to the Participant on or as soon as administratively practicable after that Exercise Date (and in all events no later than thirty (30) days after the Exercise Date) by delivery to the Participant of a number of Class B Common Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) having an aggregate fair market value (as determined in accordance with the applicable provisions of the Plan) as of the Exercise Date equal to the amount of such payment; provided, however, that the Administrator may provide in its discretion for such payment to be made in any combination of Class B Common Shares, the Corporation’s Class A voting common shares, or cash with an aggregate fair market value (as determined in accordance with the applicable provisions of the Plan) as of the Exercise Date equal to the amount of such payment. The Corporation’s obligation to make any payment with respect to the SARs is subject to the condition precedent that the Participant or other person entitled under the Plan to receive such payment with respect to the SARs deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. In each case, the payment is subject to the tax withholding provisions of Section 3.3. The Participant shall have no further rights with respect to any SARs that are paid or that terminate pursuant to Section 4.

3.3    Tax Withholding. In the event of a distribution of Common Shares in respect of the SARs, the Corporation shall, subject to Section 8.1 of the Plan, automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates, provided that if the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the SARs, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from the amount of such payment or any other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

4.    Early Termination of Award.

4.1    Possible Termination of Award upon Certain Corporate Events. The Award is subject to termination in connection with certain corporate events as provided in Section 7.2 of the Plan.

4.2    Termination of Award upon a Termination of Participant’s Employment or Services. Subject to earlier termination on the Expiration Date of the Award or pursuant to Section 4.1 above, if the Participant ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary, the following rules shall apply (the last day that the Participant is employed by or provides services to the Corporation or a Subsidiary is referred to as the Participant’s “Severance Date”):

(i)
other than as expressly provided below in this Section 4.2, (a) the Participant (or the Participant’s beneficiary or personal representative in the event of the Participant’s death) will have until the date that is six (6) months after his or her Severance Date to exercise the Award (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Award, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Award, to the extent exercisable for the 6-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 6-month period;

(ii)
subject to Section 4.2(iii) below, if (x) as of the Participant’s Severance Date, the Participant has been employed by or provided services to the Corporation or a Subsidiary for at least ten (10) years and has attained at least age fifty-five (55), and (y) the Participant’s Severance Date is a result of a termination of the Participant’s employment or services either (I) by the Corporation or a Subsidiary other than for Cause, (II) due to the Participant’s death or Total Disability, or (III) at any time on or after March 23, 2020, due to a voluntary resignation by the Participant (and provided that the Participant has provided at least four (4) months advance written notice to the Corporation or a Subsidiary of such resignation), then (a) the Participant (or the Participant’s beneficiary in the event of the Participant’s death) shall have until the date that is three (3) years after his or her Severance Date to exercise the Award (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Award, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Award, to the extent exercisable for the 3-year period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-year period;

(iii)
if (x) as of the Participant’s Severance Date, the Participant has been employed by or provided services to the Corporation or a Subsidiary for at least five (5) years, the Participant has attained at least age sixty (60), and the Participant is serving as an Executive Vice President of the Corporation or in a more senior position with the Corporation, and (y) the Participant’s Severance Date is a result of a termination of the Participant’s employment or services either (I) by the Corporation or a Subsidiary other than for Cause, (II) due to the Participant’s death or Total Disability, or (III) at any time on or after March 23, 2020, due to a voluntary resignation by the Participant (and provided that the Participant has provided at least four (4) months advance written notice to the Corporation or a Subsidiary of such resignation), then (a) the Participant (or the Participant’s beneficiary in the event of the Participant’s death) shall have until the date that is five (5) years after his or her Severance Date to exercise the Award (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Award, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Award, to the extent exercisable for the 5-year period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 5-year period; and

(iv)	if the Participant’s employment or services are terminated by the Corporation or a Subsidiary for Cause (as defined below), the Award (whether vested or not) shall terminate on the Severance Date.

For purposes of the Award, “Cause” has the meaning given to such term (or similar term) in any employment agreement between the Participant and the Corporation or a Subsidiary then in effect or, if there is no such agreement (or such agreement does not include such a definition), means that the Participant:

(1)
has been negligent in the discharge of his or her duties to the Corporation or any of its Subsidiaries, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

(2)
has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information; has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses);

(3)	has materially breached any of the provisions of any agreement with the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or

(4)
has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; has improperly induced a vendor or customer to break or terminate any contract with the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or has induced a principal for whom the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries acts as agent to terminate such agency relationship.

For purposes of the Award, “Total Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).

In all events the Award is subject to earlier termination on the Expiration Date of the Award or as contemplated by Section 4.1. The Administrator shall be the sole judge of whether the Participant continues to render employment or services for purposes of this Award Agreement.

5.	Non-Transferability.

The Award and any other rights of the Participant under this Award Agreement or the Plan are nontransferable and exercisable only by the Participant, except as set forth in Section 5.7 of the Plan.

6.	Notices.

Any notice to be given under the terms of this Award Agreement shall be deemed to have been well and sufficiently given if mailed by prepaid registered mail, telexed, telecopied, telegraphed, or delivered, if to the Corporation, at its principal office to the attention of the Secretary, and if to the Participant, at the Participant’s last address on the payroll records of the Corporation, or at such other address as each party may from time to time direct in writing. Any such notice shall be deemed to have been received, if mailed, telexed, telecopied, or telegraphed, forty-eight hours after the time of mailing, telexing, telecopying, or telegraphing, and if delivered, upon delivery. If normal mail service is interrupted by a labour dispute, slowdown, strike, force majeure, or other cause, a notice sent by mail shall not be deemed to be received until actually received, and the party giving such notice shall use such other services as may be available to ensure prompt delivery or shall deliver such notice.

7.	Plan.

The Award and all rights of the Participant under this Award Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Participant agrees to be bound by the terms of the Plan and this Award Agreement (including these Terms). The Participant acknowledges having read and understood the Plan, the Prospectus for the Plan, and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

8.	Entire Agreement.

This Award Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Award Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

9.	Governing Law.

This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, except to the extent that the laws of British Columbia are applicable as the jurisdiction of incorporation of the Corporation.

10.	Effect of this Agreement.

Subject to the Corporation’s right to terminate the Award pursuant to Section 7.2 of the Plan, this Award Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

11.	Quebec Participants.

If the Participant is a resident of the Province of Quebec, the Participant acknowledges receipt of an information memorandum in respect of the Plan.

12.	Language.

The parties hereto have requested that this Award Agreement and the certificates, documents or notices relating thereto be drafted in the English language. Les parties a cet accord ont exige que cet accord et tous certificats, documents ou avis y afferent soit redige en langue anglaise.

13.	Counterparts.

This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14.	Section Headings.

The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

15.	Clawback Policy.

The Award is subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require forfeiture of the Award and repayment or forfeiture of any shares of Common Stock or other cash or property received with respect to the Award (including, if applicable, any value received from a disposition of any shares acquired upon exercise of the Award).

16.	No Advice Regarding Grant.

The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Award (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award and any shares that may be acquired upon exercise of the Award). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement) or recommendation with respect to the Award. Except for the withholding rights contemplated by Section 3 above and Section 8.5 of the Plan, the Participant is solely responsible for any and all tax liability that may arise with respect to the Award and any shares that may be acquired upon exercise of the Award.